UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 28, 2013

Belden Inc.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	001-12561	36-3601505
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7733 Forsyth Boulevard, Suite 800

St. Louis, Missouri 63105

(Address of Principal Executive Offices, including Zip Code)

(314) 854-8000

(Registrant’s telephone number, including area code)

n/a

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if this Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.	3

SIGNATURES		4

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)	On August 28, 2013, the Board of Directors of Belden Inc. (the “Company”) appointed John Norman as Vice President of Finance for the Company’s Broadcast segment. Mr. Norman had previously served as the Company’s Chief Accounting Officer. Mr. Norman’s appointment is effective as of September 1, 2013 until the first regular meeting of the Board held after the Company’s 2014 annual meeting of stockholders or until his earlier death, resignation or removal, all in accordance with the Company’s Third Amended and Restated Bylaws, as amended.

(c)	On August 28, 2013, the Company’s Board of Directors appointed Douglas Zink as Vice President and Chief Accounting Officer to fill the vacancy created by Mr. Norman’s transfer described above. Mr. Zink’s appointment is effective as of September 1, 2013 until the first regular meeting of the Board held after the Company’s 2014 annual meeting of stockholders or until his earlier death, resignation or removal, all in accordance with the Company’s Third Amended and Restated Bylaws, as amended.

Mr. Zink, 37, has been with the Company since May 2007. During that time, he has served as the Company’s Director of Financial Reporting, Corporate Controller and, most recently, as Vice President, Internal Audit. Prior to joining the Company, he was a Financial Reporting Manager at TLC Vision Corporation, an eye care service company, from 2004 to 2007, and has five years of experience in public accounting with KPMG LLP and Arthur Andersen LLP. Mr. Zink holds Bachelor’s and Master’s Degrees in Accounting from Texas Christian University and is a Certified Public Accountant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BELDEN INC.

Date: September 3, 2013	By:	/s/ Kevin Bloomfield
Kevin Bloomfield
Senior Vice President, Secretary and General Counsel

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